 Exhibit 5.1

June 29, 2022

Kaival Brands Innovations Group, Inc. 4460 Old Dixie Highway Grant, Florida 32949

Dear Ladies and Gentlemen:

We have acted as counsel to Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the ”Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the following shares of common stock, $0.01 par value (the “Common Stock”): (i) 11,513,153 shares of Common Stock (the “2020 Plan Shares”) reserved for issuance under the Company’s Amended and Restated 2020 Stock and Incentive Compensation Plan (the “Plan”); (ii) 3,052,265 shares of Common Stock (the “2020 Option Shares”; and, together with the 2020 Plan Shares, the “Primary Shares”) issuable upon the exercise of stock options (the “Options”) previously granted under the Plan; and (iii) 301,689]shares of Common Stock (collectively, the “Resale Shares”), which includes shares previously issued under the Plan the Company is registering for resale on behalf of certain selling stockholders described in the prospectus included in the Registration Statement (the “Prospectus”).

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. As to various questions of fact relevant to this opinion, we have relied, without independent investigation, upon the documents we have reviewed, certificates of public officials, the representations, warranties, and statements of fact of the Company in the Registration Statement and a Secretary’s Certificate of an officer of the Company, all of which we assume to be true, correct and complete.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Kaival Brands Innovations Group, Inc.

June 29, 2022

1.           The Primary Shares have been duly authorized for issuance and sale pursuant to the Plan by all necessary corporate action of the Company, and when issued as provided by the applicable provisions of the Plan, and pursuant to the agreements that accompany the Plan, such Primary Shares will be validly issued, fully paid, and nonassessable.

2.           The Resale Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdictions are applicable to the subject matter hereof.

In addition, the foregoing opinions are qualified to the extent that (i) enforceability may be limited by an be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, consents of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (ii) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion letter and the opinion expressed herein are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Primary Shares, the Resale Shares, or the Registration Statement. The opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & Hostetler, LLP Baker & Hostetler, LLP